CONSENT OF INDEPENDENT ACCOUNTANT



        We hereby consent to the use of our report, dated May 15, 2002, in this quarterly report on Form 10-QSB for Holmes Herbs, Inc.



/s/ DAVID E. COFFEY
David E. Coffey
Las Vegas, Nevada
June 3, 2002